Exhibit 99.2

FOR IMMEDIATE RELEASE	Contacts:	Julie Henderson
212-852-7070
jhenderson@newscorp.com

Nathaniel Brown
212-852-7746
nbrown@newscorp.com

NEWS CORPORATION BOARD OF DIRECTORS APPROVES SEPARATION OF BUSINESSES

Board of Directors Named for 21st Century Fox and the New News Corporation

Company Sets Distribution of Shares of the New News Corporation

New News Corporation Authorized to Initiate $500 Million Stock Repurchase Program

Stockholder Rights Agreements Adopted for News Corporation and

the New News Corporation

New York, NY – May 24, 2013 – News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) and the new News Corporation today announced that the separation of News Corporation (the “Company”) into two distinct publicly traded companies, 21st Century Fox and the new News Corporation, has been formally approved by the Company’s Board of Directors. The Company announced appointments to the Boards of Directors of both companies, effective upon the completion of the separation, which is expected to occur on June 28, 2013.

In connection with the separation, the Company’s Board has approved the distribution of all shares of the new News Corporation to the Company’s stockholders in a ratio of one share of the new News Corporation for every four shares of News Corporation. Furthermore, the Board authorized a $500 million stock repurchase program for the new News Corporation following completion of the separation.

“Today’s announcement is a significant step in creating two independent companies with the world’s leading portfolios of publishing and media and entertainment assets,” said Rupert Murdoch, who will serve as Chairman and CEO of the proposed 21st Century Fox, and Executive Chairman of the new News Corporation. “We continue to believe that the separation will unlock the true value of both companies and their distinct assets, enabling investors to benefit from the separate strategic opportunities resulting from more focused management of each division.”

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Mr. Murdoch continued: “The two new industry leaders created by the separation will be guided by the insights of accomplished individuals who collectively bring to each company demonstrated business acumen and a diversity of experience.”

Boards of Directors Effective upon Completion of Separation

21st Century Fox:

• Rupert Murdoch	• Sir Roderick Eddington
• Delphine Arnault*	• James Murdoch
• James Breyer	• Lachlan Murdoch
• Chase Carey	• Jacques Nasser*
• David DeVoe	• Robert Silberman*
• Viet Dinh	• Álvaro Uribe

The new News Corporation:

• Rupert Murdoch	• Joel Klein
• José María Aznar	• James Murdoch
• Natalie Bancroft	• Lachlan Murdoch
• Peter Barnes	• Ana Paula Pessoa*
• Elaine Chao	• Masroor Siddiqui*
• John Elkann*	• Robert Thomson*

(* indicates Directors not on the current News Corporation Board — biographies below.)

Stock Distribution

The stock of the new News Corporation, which will be comprised of newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia, will be distributed to the current stockholders of News Corporation as a stock dividend. For every four shares of News Corporation Class A Common Stock or Class B Common Stock, each stockholder will receive one share of new News Corporation Class A Common Stock or Class B Common Stock, respectively. Stockholders will receive cash in lieu of any fractional shares of new News Corporation. Following the distribution of all of the shares of the new News Corporation common stock to the Company’s stockholders, the new News Corporation will be an independent, publicly traded company, and News Corporation will retain no ownership interest. Effective as of the separation, and subject to the approval of the Company’s stockholders, News Corporation will change its name to 21st Century Fox, and the new News Corporation will be named News Corporation.

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The separation is subject to a number of conditions, including approval by the Company’s stockholders of certain amendments to its charter that will facilitate the separation, as well as the receipt of certain tax rulings and regulatory approvals, and the effectiveness of the Registration Statement on Form 10 that the new News Corporation filed with the Securities and Exchange Commission. The Company’s Board also maintains the discretion to withdraw its approval of the separation and authorization of the dividend prior to the effective date of the separation. The Company currently expects that all conditions to the separation will be satisfied or waived on or before the date of separation.

The new News Corporation Stock Repurchase Program

The Company also announced that its Board of Directors has authorized a stock repurchase program for the new News Corporation in the amount of $500 million of new News Corporation’s shares of Class A Common Stock, to be initiated on an opportunistic basis following the completion of the separation. Timing for purchases under the program will be dependent on the new News Corporation’s available liquidity and cash flow as well as its consideration of general market conditions. The repurchase program may be executed through various methods, including open market repurchases.

Stockholder Rights Agreements

News Corporation and the new News Corporation also announced that, in advance of the separation, the Board of Directors of the Company and the current Board of the new News Corporation has each determined to adopt stockholder rights agreements for the Company and for new News Corporation, respectively. The rights agreements would expire one year after the date of this announcement, in the case of the Company, or one year after the date of the separation, in the case of the new News Corporation.

The Company has considered that there may be significant volume of trading in shares of 21st Century Fox and the new News Corporation around the time of the separation, and for a period thereafter. The rights agreements are intended to protect the stockholders of the Company and the new News Corporation from efforts to obtain control of such companies that their respective Boards of Directors determine are not in the best interests of the companies and their respective stockholders. The rights agreements are not intended to interfere with any merger, tender or exchange offer or other business transaction approved by either the Board of Directors of News Corporation or the Board of Directors of the new News Corporation, and such rights agreements do not prevent either Board of Directors from considering any offer that it considers to be in the best interest of its stockholders.

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Under the rights agreements, each outstanding share of common stock of News Corporation and the new News Corporation, as applicable, will have attached to it one right, with the distribution of the rights by dividend to be conditioned upon consummation of the separation.

Initially, the rights will be represented by the common stock of News Corporation or the new News Corporation, as applicable, and will not be traded separately from the common stock and will not be exercisable. Beginning on the date of this public announcement, any acquisition of shares of voting common stock of the Company or the new News Corporation, whether as a result of acquiring shares representing new News Corporation voting common stock in the when-issued trading market or shares of News Corporation voting common stock in the ex-dividend market, or otherwise, will be taken into account in calculating the beneficial ownership of a person or group for the purposes of determining whether the rights have become exercisable.

The rights will become exercisable for common stock of the Company or new News Corporation, as applicable, only if, after the date of this public announcement, a person or group obtains beneficial ownership (defined to include stock which a person has the right to acquire, regardless of whether such right is subject to the passage of time or the satisfaction of conditions), including by means of a tender offer, of 15% or more of the applicable company’s voting common stock, at which time, unless the applicable Board of Directors redeems the rights, each right would enable the holder of such right to buy additional shares of common stock of the Company or the new News Corporation, as applicable. Following the acquisition of 15% or more of the applicable company’s voting common stock, each right will entitle its holder (other than the acquiring person or group) to purchase, at the exercise price (subject to adjustments provided in the rights agreements), a number of shares of the applicable company’s voting or non-voting common stock, as applicable, having a then-current market value of twice the exercise price, and in the event of a subsequent merger or other acquisition of the applicable company, to purchase, at the exercise price, a number of shares of common stock of the acquiring entity having a then-current market value of twice the exercise price. The exercise price for the News Corporation rights and the new News Corporation rights will be $150.00 and $90.00, respectively.

The rights will not become exercisable by virtue of any person’s or group’s beneficial ownership, as of the date of this public announcement, of 15% or more of the voting common stock of News Corporation or the new News Corporation, as applicable, unless such person or group acquires beneficial ownership of additional shares of the applicable company’s voting common stock after the date hereof.

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Select biographies for future directors

The new News Corporation:

John Elkann has been the Chairman and Chief Executive Officer of EXOR S.p.A., an investment company owning global companies in diversified sectors primarily in Europe and the United States, since 2011. He has served since 2010 as Chairman of Fiat S.p.A., where he has been a Director since 1997 and was Vice Chairman from 2004 to 2010. He has also served as Chairman of Editrice La Stampa since 2008, a non-Executive Director of The Economist Group since 2009, and as a Director of Fiat Industrial S.p.A. since 2010, SGS S.A. since 2011, and Gruppo Banca Leonardo S.p.A. since 2006.

Ana Paula Pessoa has been a Partner at Brunswick Group, an international corporate communications firm, since May 2012. She is a Partner of Black-Key Participações SA, a company she founded in 2011 which invests in digital start-up companies in Brazil. She is also the founder of Avanti SC, a strategic planning consulting firm, where she has served as a consultant since 2000. Ms. Pessoa previously served in numerous roles during her 18 year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Economico, a financial newspaper in Brazil, and Zap Internet, an online classified service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011.

Masroor Siddiqui is the Managing Partner of Naya Management LLP, an investment firm he co-founded in May 2012. He was previously a Partner at The Children’s Investment Fund Management (UK) LLP from 2009 to 2011 and a Managing Director at Canyon Partners from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

21st Century Fox:

Delphine Arnault has served as Deputy General Manager at Christian Dior Couture since 2008 and as a Director of Christian Dior SA since 2012. She was a consultant at McKinsey & Company before joining Christian Dior Couture in 2001. Ms. Arnault has served as a Director of LVMH Moët Hennessy - Louis Vuitton SA (“LVMH”) since 2003 and of several of LVMH’s subsidiaries including Loewe SA, Emilio Pucci Srl, Les Echos, Château Cheval Blanc and Céline. She has also served as a Director of M6 – Metropole Television SA since 2009.

Jacques Nasser has been a Non-Executive Advisory Partner of One Equity Partners LLP since 2010, after serving as a Senior Partner from 2002 to 2010. He served as a Director and the President and Chief Executive Officer of Ford Motor Company from 1998 to 2001, after serving in various leadership positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of BHP Billiton Limited and BHP Billiton Plc since 2006 and the Chairman of each since 2010. He served as a Director of British Sky Broadcasting plc (“BSkyB”) from 2002 to November 2012.

Robert Silberman is the Executive Chairman of Strayer Education, Inc. (“Strayer”). He previously served as Strayer’s Chief Executive Officer from 2001 to 2013 and has served as its Chairman of the Board since 2003. Prior to his work at Strayer, he served in a variety of senior

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management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. Mr. Silberman also held senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has served as a Director of Covanta Holding Corporation since 2004.

About the new News Corporation

The new News Corporation will comprise a range of market-leading brands in news and information services, integrated marketing services, digital real estate services, book publishing, and digital education, as well as sports programming and pay-TV distribution in Australia. This company will be the largest news and information services provider in the English-speaking world with the leading newspapers in each of the US, Australia and the UK, including The Wall Street Journal, The Times, and The Sun, as well as a portfolio of leading Australia media and sports businesses.

About 21st Century Fox

Reaching nearly 1.5 billion people in 100 local languages every day, 21st Century Fox will be home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FS1, Fox News Channel, Fox Business Network, Fox Sports, Fox Sports Network, National Geographic Channels, Fox Pan American Sports, MundoFox, STAR, and 28 local television stations; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. This company will also provide premium content to millions of subscribers through its pay-TV services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky.

More information on the matters described above is available in the Form 10 Registration Statement that will be filed today by the new News Corporation and the Form 8-K that will be filed today by News Corporation. Both filings will be available on the SEC’s website at www.sec.gov and at http://www.newscorp.com/investor.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) had total assets as of March 31, 2013 of approximately US$68 billion and total annual revenues of approximately US$35 billion. News Corporation is a diversified global media company with operations in six industry segments: cable network programming; filmed entertainment; television; direct broadcast satellite television; publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance, including its expectations with respect to the proposed transaction. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory

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factors. In addition, actual plans, actions and results relating to the proposed transaction may differ materially from current expectations as a result of certain risks and uncertainties, including but not limited to: unanticipated developments that delay or negatively impact the proposed transaction; changes in market conditions; disruption to business operations as a result of the proposed transaction; the inability to retain key personnel; and the other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will be completed as anticipated or at all. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of News Corporation in connection with the proposed transaction, if pursued. Information about the executive officers and directors of News Corporation and their ownership of News Corporation common stock is set forth in the Schedule 14A and definitive proxy statement for News Corporation’s special meeting, which was filed with the Securities and Exchange Commission on April 30, 2013.

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